Exhibit 1.5


                                                            BY-LAW NO. 1
                                                      OF 3259722 Canada Inc.

                                                  TABLE OF CONTENTS
     Part                                                                 Page
     ----                                                                 ----
        1.   INTERPRETATION                                                 1
        2.   DIRECTORS                                                      2
        3.   MEETING OF DIRECTORS                                           4
        4.   REMUNERATION OF DIRECTORS                                      5
        5.   SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR
             APPROVAL                                                       6
        6.   FOR THE PROTECTION OF DIRECTORS AND OFFICERS                   6
        7.   INDEMNITIES TO DIRECTORS ANT) OFFICERS                         6
        8.   OFFICERS                                                       7
        9.   SHAREHOLDERS' MEETINGS                                         9
       10.   SHARES                                                        14
       11.   TRANSFER OF SECURITIES                                        16
       12.   DIVIDENDS                                                     18
       13.   VOTING SHARES AND SECURITIES IN OTHER COMPANIES               19
       14.   INFORMATION AVAILABLE TO SHAREHOLDERS                         19
       15.   NOTICES                                                       20
       16.   CHEQUES, DRAFTS AND NOTES                                     21
       17.   CUSTODY OF SECURITIES                                         21
       18.   EXECUTION OF INSTRUMENTS                                      22
       19.   FINANCIAL YEAR                                                23
       20.   BORROWING                                                     23
       21.   DISCLOSURE OF INTEREST OF DIRECTORS                           24




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                                         BY-LAW NO. 1

                            A by-law relating generally to
                            the conduct of the affairs of 3259722 Canada Inc. -

     BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of 3259722 Canada Inc. (hereinafter called the "Corporation") as follows:

     1. INTERPRETATION

     1.1 Definitions: In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

     (a) "Act" means the Canada Business Corporations Act, RS.C. 1985, c. C-44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

     (b) "Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

     (c) "by-law" means any by-law of the Corporation from time to time in force and effect;

     (d) "registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Corporation means the person registered in the register of shareholders or a branch register of shareholders in respect of such share;

     (e) "shareholder" means those persons defined as such in the Act and includes any person who owns shares in the capital of the Corporation and whose name is entered in the register of shareholders or a branch register of shareholders;

     (f) "writing", "in writing" and like expressions include all modes of representing, or reproducing and recording words in visible form, including: printing; lithographing; typewriting; and photostatic. electrostatic and mechanical copying;

     (g) all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

     (h) the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.




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2.       DIRECTORS

     2.1 Number: The number of directors shall, subject to the articles of the Corporation and any unanimous shareholder agreement, be fixed by the directors or if not so fixed, shall be the number of directors elected or continued as directors at the immediately preceding annual meeting of the Corporation. The business and affairs of the Corporation shall be managed by a board of directors of whom a majority shall be resident Canadians and of whom, if any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two shall not be officers or employees of the Corporation or any affiliate of the Corporation.

     2.2 Election and Removal: At each annual meeting of the Corporation, all the directors shall retire and the shareholders entitled to vote thereat shall elect a board of directors consisting of the number of directors for the time being fixed pursuant to the by-laws.

     2.3 Retiring: A retiring director shall be eligible for re- election.

     2.4 No Meeting: Where the Corporation fails to hold an annual meeting in accordance with the Act, the directors then in office shall be deemed to have been elected or appointed as directors on the last day on which the annual meeting could have been held pursuant to the Act and the by-laws and they may hold office until other directors are appointed or elected or until the day on which the next annual meeting is held, whichever shall first occur.

     2.5 Continued: If at any meeting at which there should be an election of directors the places of any of the retiring directors are not filled by such election, such of the retiring directors who are not reelected as may be requested by the newly-elected directors shall, if willing to do so, continue in office to complete the number of directors for the time being fixed pursuant to the by-laws until further new directors are elected at a general meeting convened for the purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being fixed pursuant to the by-laws, such number shall be fixed at the number of directors actually elected or continued in office.

     2.6 Casual Vacancy: The remaining directors or director shall have the power from time to time to appoint any person as a director to fill any casual vacancy occurring in the board of directors.

     2.7 Additional Directors: Between successive annual meetings the directors shall have power to appoint one or more additional directors but the number of additional directors shall not be more than one-third of the number of directors elected or appointed at the last annual meeting. Any director so appointed shall hold office only until the next following annual meeting of the Corporation, but shall be eligible for election at such meeting and, so long as he is an additional director, the number of directors shall be increased accordingly.

     2.8 Alternate Directors: Any director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A person may be appointed as an alternate for more than one director and shall have a separate vote for each director so represented. A director may at any time in writing by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

     2.9 Vacation of Office: The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends


                                                   -2-

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         payments of his debts  generally or  compromises  with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person; or (c) if by notice in writing to the Corporation he resigns his office.

     2.10 Ceasing: A director ceases to hold office when he:

     (a) dies;

     (b) resigns his office by notice in writing delivered to the Corporation;

     (c) is convicted of an indictable offence and the other directors shall have resolved to remove him;

     (d) ceases to be qualified to act as a director pursuant to the Act; or

     (e) is removed in accordance with the Act and this by-law.

     2.11 Resignation: Every resignation of a director becomes effective at the time a written resignation is delivered to the Corporation or at the time specified in the resignation, whichever is later.

     2.12 Removal: Subject to the Act, the Corporation may by ordinary resolution remove any director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

     2.13 Powers: The directors shall manage or supervise the management of the affairs and business of the Corporation and shall have the authority to exercise all such powers of the Corporation as are not, by the Act or by the articles or by-laws, required to be exercised by the Corporation in general meeting.

     2.14 Attorney: The directors may from time to time by power o attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under this by-law and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

     2.15 Committee of Directors: The directors may appoint from among their number a committee of directors and subject to the Act may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians.




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     2.16 Shareholder Qualification:  A director shall not be required to hold a share in the capital of the Corporation as qualification for his office but shall be qualified as required by the Act to become or act as a director. Any director who is not a shareholder shall be deemed to have agreed to be bound by the provisions of the articles and by-laws of the Corporation to the same extent as if he were a shareholder of the Corporation

     3. MEETING OF DIRECTORS

     3.1 Place of Meeting: Meetings of the board of directors and of a committee of directors (if any) may beheld within or outside of Canada.

     3.2 Call: A director may, and the Secretary or an Assistant Secretary upon request of a director shall, call a meeting of the board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

     3.3 Waive Notice: Any director of the Corporation may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the directors need be given to such director or, unless the director otherwise requires in writing to the Secretary, to his alternate director, and all meetings of the directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

     3.4 No Notice: It shall not be necessary to give notice of a meeting of directors to any director or alternate director if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

     3.5 Chair: The Chairman of the Board, if any, or in his absence the President, shall preside as chairman at every meeting of the directors, or if neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the Corporation may act as chairman of a meeting of the directors.

     3.6 Vacancy: The directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to the by-laws of the Corporation as the necessary quorum of directors, the directors may act for the purpose of increasing the number of directors to that number, or to summon a special meeting of the Corporation, but for no other purpose. If the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.




                                                   -4-

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     3.7  Defect:  Subject to the  provisions  of the Act,  all acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to he a director.

     3.8 Quorum: The board of directors may from time to time fix the quorum required for the transaction of business at a meeting of the board of directors and until so fixed the quorum will be a majority of the then current number of directors, or if the number of directors is fixed at one, shall be one director.

     3.9 Teleconference: A director may participate in a meeting of the board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other. A director participating in a meeting in accordance with this by-law shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

     3.10 Voting: The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the board may by resolution from time to time determine.

     3.11 Resolution in Lieu of Meeting: Notwithstanding any of th foregoing provisions of this by-law, a resolution consented to in writing, whether by document, telegram, telex, facsimile or any method of transmitting legibly recorded messages, by all of the directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest day stated on any counterpart. A resolution may be consented to by a director or alternate director who has an interest in the subject matter of the resolution provided that he has otherwise complied with the provisions of the articles, by-laws and the Act.

     3.12 Seconds: No resolution proposed at a meeting of director need be seconded, and the chairman of any meeting may move or propose a resolution.

     4. REMUNERATION OF DIRECTORS

     4.1 Remuneration: The remuneration of the directors may from time to time be determined by the directors or, if the directors so decide, by ordinary resolution of the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any director in his capacity as officer or employee of the Corporation. The directors shall be reimbursed for reasonable travelling, hotel and other expenses they incur in and about the business of the Corporation and if any director shall perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Corporation's business, he may be paid a remuneration to be fixed by the board, or, at the option of such director, by the Corporation in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the Corporation, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any office or position with the Corporation or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.


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     5. SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

     5.1 Ratification: The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the Act, any such contract, act or transaction that shall he approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

     6. FOR THE PROTECTION OF DIRECTORS AND OFFICERS

     6.1 Conflicts: In supplement of and not by way of limitation upon any rights conferred upon directors by the Act, it is declared that no director shall be disqualified from his office or vacate his office by reason of holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in a contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise, nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Subject to the Act, no director or officer shall be obliged to make any declaration of interest in respect of a contract or proposed contract with the Corporation in which such director or officer is in any way directly or indirectly interested nor shall any director be obliged to refrain from voting in respect of any such contract.

     7. INDEMNITIES TO DIRECTORS ANT) OFFICERS

     7.1 Indemnity: Subject to the Act, the Corporation may indemnify a director or officer or former director or officer of the- Corporation or of a corporation of which the Corporation is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Corporation or a director of officer of such corporation, including any action brought by the Corporation or any such corporation. Each director or officer of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

     7.2 Failure: The failure of a director or officer of the Corporation to comply with the provisions of the Act or of the articles or the by-laws shall not invalidate any indemnity to which he is entitled under the by-laws.

7.3 Insurance: The directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

     8. OFFICERS

     8.1 Appointment: The board of directors shall annually or as often as may be required appoint a President and a


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         Secretary and, if deemed advisable,  may annually or as often as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may, but need not be, known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

     8.2 Vacancies: If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President, and may, in the case of any other office, appoint a person to fill such vacancy.

     8.3 Remuneration and Removal: The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the hoard of directors at any time, with or without cause.

     8.4 Powers and Duties: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

     8.5 Duties May be Delegated: In case of the absence or inability to act of any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

     8.6 Chairman of the Board: If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders .

     8.7 Vice-Chairman of the Board: If the Chairman of the Board is absent or is unable or refuses to act, the Vice- Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

     8.8 Managing Director: The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the Act.

     8.9 President: The President shall be the Chief Executive Officer of the Corporation. He shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.8 of this by- law, at any meeting of shareholders.

     8.10 Vice-President: The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.8 of this


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         by-law, at any meeting of shareholders.

     8.11 Secretary: The Secretary shall give or cause to be given notices for all meetings of the board of directors, the executive committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of this by-law, of the records (other than accounting records) referred to in the Act.

     8.12 Treasurer: Subject to the provisions of any resolution o the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He shall keep or cause to be kept the accounting records referred to in the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

     8.13 Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

     8.14 General Manager or Manager: The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full powers to manage such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

8.15 Conflicts: Every officer of the Corporation who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict in accordance with the provisions of the Act.

     9. SHAREHOLDERS' MEETINGS

     9.1 Annual Meeting: Subject to the Act, the annual meeting o the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

     9.2 Special Meetings: Special meetings of the shareholders may be convened by order of the board of directors at any date and time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

     9.3 Notice: A notice stating the day, hour and place of meeting shall he given by serving such notice on such persons as are entitled by law or under this by-law to receive such notice from the Corporation in the manner specified in paragraph 15.1 of this by-law or in such manner as maybe prescribed by the directors, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the day of the meeting. Notice of a meeting at which special business is to be transacted shall state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting. Except as otherwise provided by the Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of the Corporation or at some other place designated in the notice during usual business hours up to the date of such general meeting.

     9.4 Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice or reduce the period of notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

     9.5 Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

     9.6 Votes: Subject to the Act, every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is directed by the Chairman or a shareholder or proxyholder entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall on a show of hands or on a ballot not have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled as a member or proxyholder and this provision shall apply notwithstanding the Chairman is interested in the subject matter of the resolution.


     9.7 Declaration: At any meeting, unless a ballot is demanded a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

     9.8  Chair:  The  Chairman  of the Board,  if any,  or in his  absence  the
President of the Corporation or in his absence a Vice-President of the Corporation, if any, shall be entitled to preside as chairman at every meeting of shareholders of the Corporation. Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Corporation may act as chairman of the meeting of shareholders. If at any meeting of shareholders neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Corporation, to be chairman. If all the Directors present, and the solicitor of the Corporation, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose some person in attendance, who need not be a shareholder, to be chairman.

     9.9 Ballot: A ballot may be demanded either before or after any vote by a show of hands by any person entitled to vote at the meeting. No poll may be demanded on the election of the chairman. If at any meeting a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs but in no event later than seven days after the meeting. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a ballot may be withdrawn.

     9.10 Determination: In the case of any dispute as to the admission or rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

     9.11 Action: Unless the Act, the articles or the by-laws otherwise provide, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

     9.12 Votes: Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares:

     (a) on a show of hands:

     (i) every shareholder who is present in person and entitled to vote shall have one vote; and

     (ii) a proxyholder duly appointed by a holder of a share who would have been entitled to vote shall have one vote; and

     (b) on a poll, every shareholder shall have one vot for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

     9.13 Not Registered: Any person who is not registered as a shareholder but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a shareholder; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

     9.14 Corporate Representative: Any corporation riot being a subsidiary which is a shareholder of the Corporation may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation in writing by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a shareholder may appoint a proxyholder.

     9.15 Unsound Mind: A shareholder of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee or curator bonis, or other person may appoint a proxyholder. The chairman may require such proof of such appointment as he sees fit.

     9.16 Joint Registered Holders: In the case of joint registere holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register of shareholders. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall, for the purpose of this by-law, be deemed joint registered holders.

     9.17 Proxyholders: A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholder s to attend, act and vote for him on the same occasion. If such a shareholder should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

     9.18 Proxyholders: Any person, having attained the age of majority, may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Act.

     9.19 Proxyholder: A person appointed by proxy need not be a shareholder.

     9.20 Proxies: A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

     9.21 Deposit of Proxies: Unless the directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting or form of proxy, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

     9.22 Deposit of Proxies: In addition to any other method of depositing proxies provided for in the bylaws, the directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies. If the Corporation is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders and providing for particulars of such proxies to be sent to the Corporation or any agent of the Corporation in writing or by letter, telegram, telex, facsimile or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Corporation or of any agent of the Corporation appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part.

     9.23 Death or Incapacity: A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

     9.24 Retain Ballots: Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Act may provide.

     9.25 Votes on Poll: On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     9.26 Determinations: The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

     9.27 Form of Proxy: Subject to the provisions of Part IV of the Regulations, a proxy may be in the following form or in any other form that the directors or the chairman of the meeting shall approve or accept:

     "The undersigned shareholder of _____________________________ hereby appoints, --------------------------------------------- or failing him, of
___________________________________ as the nominee of the undersigned to attend, act and vote for the undersigned and on behalf of the undersigned of the ____________ meeting of the shareholders of the said corporation to be held on the ________ day of __________, and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof

DATED this ______ day of, .



      Signature of Shareholder

9.28      Revocation: Every proxy may be revoked by an instrument in writing:

     (a) executed by the shareholder giving the same or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and

     (b) delivered either at the registered office of th Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.

     9.29 Adjournment: The chairman of any meeting may and shall, if so directed by the meeting, adjourn the same from time to time to a fixed time and place and no notice of such adjournment need to be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

     9.30 Seconds: No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

     9.31 Quorum: Save as herein otherwise provided, a quorum for meeting of shareholders shall be two shareholders, or two proxyholders representing shareholders, or any combination thereof, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting.. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless he shall be a shareholder or proxyholder entitled to vote thereat.

     9.32 Quorum: If within half an hour from the time appointed for a meeting of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

     9.33 Opening Quorum: No business other than the election of the chairman or the adjournment of the meeting shall be transacted at any general meeting unless a quorum of shareholders entitled to attend and vote is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

9.34 Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the shareholders and shall be effective on the date stated thereon or on the latest day stated on any counterpart.

     9.35 Class Meetings: Unless the Act, the articles or by-laws otherwise provide, the provisions of this by-law relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

     10. SHARES

     10.1 Allotment and Issuance: Subject to the provisions of the Act, the shares shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Corporation for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Corporation, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

     10.2 Fully Paid: No share may be issued until it is fully pai and the Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. The value of property or services for the purposes of this by-law shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the directors to be the amount of the dividend.

     10.3 Discounts: Subject to the Act, the Corporation or the directors on behalf of the Corporation, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares, debentures, share rights, warrants or debenture stock in the Corporation, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, debentures, share rights, warrants or debenture stock, provided that the rate of the commission and discount shall not in the aggregate exceed 25 per cent of the amount of the subscription price of such shares. The Corporation may also pay such brokerage fees as may be lawful.

     10.4 Certificates: Every shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series held by him; provided that in respect of a share or shares held jointly by several persons, the Corporation shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Corporation shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by prepaid mail to the shareholder entitled thereto, and neither the Corporation nor any transfer agent shall be liable for any loss occasioned to the shareholder owing to any such share certificate so sent being lost in the mail or stolen.

     10.5 Certificates: Every share certificate issued by the Corporation shall be in such form as the directors approve and shall comply with the Act.

     10.6 Replacement Certificates:  If a share certificate:

     (a) is worn or defaced, the directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

     (b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

     (c) represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

         There shall be paid to the Corporation such sum as the directors may from time to time fix, for each certificate to be issued under this by-law.

     10.7 Trust: Except as required by law, statute or the by-laws no person shall be recognized by the Corporation as holding any share upon any trust, and the Corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or the by-laws provided or as ordered by a court of competent jurisdiction) any other fights in respect of any share except an absolute right to the entirety thereof in its registered holder.

     10.8 Two Names: The certificate representing shares registere in the name of two or more persons shall be delivered to the person first named on the register of shareholders.

     10.9 Redemption of Shares: Subject to the Act, the articles and the special rights and restrictions attached to any class of shares of the Corporation, the Corporation may, by a resolution of the directors and in compliance with the Act, purchase any of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Corporation insolvent. Subject to the Act, any shares purchased or redeemed by the Corporation may be sold or, if cancelled, reissued by it, but while such shares are held by the Corporation, it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon. If the Corporation proposes at its option to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every shareholder holding any such shares as the directors may determine.

     10.10 Signatures; Subject to the Act, the signature of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President or any other director or officer of the Corporation may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the
Vice-Chairman of the Board, the Managing Director, the President, the Vice-President, the director or the officer whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually. Where the Corporation has appointed a registrar, transfer agent, branch registrar or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation, the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent, branch registrar or branch transfer agent, such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

     11. TRANSFER OF SECURITIES

     11.1 Transfer of Shares: Subject to the restrictions, if any, set forth in the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

     11.2 Signature: The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

     11.3 Transferee: Neither the Corporation nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

     11.4 Instrument of Transfer: Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

     11.5 Fees: There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

     11.6 Restriction on Transfers: Notwithstanding any other provision of the by-laws, while the Corporation is, or becomes a company which is not a reporting issuer as defined in the Securities Act (British Columbia), then no shares shall be transferred and entered on the register of shareholders without the previous consent of the directors expressed by a resolution of the board and the directors shall not be required to give any reason for refusing to consent to any such proposed transfer. The consent of the board required by this by-law may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

     11.7 Transmission of Shares: In the case of the death of a shareholder, the survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Corporation as having any title to his interest in the shares. Before recognizing any legal personal representative the directors may require him to deliver to the Corporation the original or a court-certified copy of a grant of probate or letters of administration in British Columbia or such other evidence and documents as the directors consider appropriate to establish the right of the personal representative to such title to the interest in the shares of the deceased shareholder.

     11.8 Death or Bankruptcy; Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Act shall have been deposited with the Corporation. This by-law does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

     11.9 Death or Bankruptcy: Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Corporation as the Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

     11.10 Transfer Agent and Registrar: The directors may from tim to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

     11.11 Securities Registrars: A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

     11.12 Shareholder Indebted to the Corporation: If so provided in the articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

     12. DIVIDENDS

     12.1 Dividends: The directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any shareholder. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The Corporation may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Corporation or any other corporation, or in any one or more such ways as may be authorized by the Corporation or the directors, and where any difficulty arises with regard to such a distribution the directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled shall be made to any shareholders on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the directors.

     12.2 Payment Date: Any dividend declared on shares of any class by the directors may be made payable on such date as is fixed by the directors.

     12.3 Declaration: Subject to the rights of shareholders (if any) holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

     12.4 Funds: The directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Corporation may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Corporation or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

     12.5 Joint Holders: If several persons are registered as join holders of any share, any one of them may give an effective receipt fur any dividend, bonus or other moneys payable in respect of the share.

     12.6 No Interest: No dividend shall bear interest against the Corporation. Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

     12.7 Delivery: Any dividend, bonus or other moneys payable in cash in respect of shares maybe paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

     12.8 Surplus: Notwithstanding anything contained in the by- laws, the directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as filly paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof

     12.9 Fractions: Notwithstanding any other provisions of the b laws, should any dividend result in any shareholders being entitled to a fractional part of a share of die Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

     13. VOTING SHARES AND SECURITIES IN OTHER COMPANIES

     13.1 Voting Other Securities: All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

     14. INFORMATION AVAILABLE TO SHAREHOLDERS

     14.1 Information: Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

     14.2 Inspection: The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

     15. NOTICES

     15.1 Service: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail, fax, email, cable, telegram or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

     15.2 Shares Registered In More Than One Name: All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

     15.3 Persons Becoming Entitled By Operation of Law: Subject to the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall be duly given to the person or person from who he derives his title to such share or shares.

     15.4 Deceased Shareholders: Subject to the Act, any notice or other document delivered or sent by post, fax, email, cable, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or person) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

     15.5 Signature to notices: The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

15.6 Computation of Time: Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period. . -

15.7 Proof of Service: With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 15.1 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

15.8 Record Dates: The directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders, including class and series meetings, or of the payment of any dividend or to participate in a liquidation distribution or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in the by-laws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

15.9 Record Date: Where no record date is so fixed for the determination of shareholders as provided in the preceding by-law, the record date of the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

     (a) at the close of business on the day immediately preceding the day on which the notice is given; or

     (b) if no notice is given, the day on which the meeting is held; and

the record date for the determination of shareholders for any purpose other than to establish a shareholders' right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

16.              CHEQUES, DRAFTS AND NOTES

16.1 Cheques: All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or person, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

17.      CUSTODY OF SECURITIES

17.1 Custody: All shares and securities owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

     17.2 Nominees: All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may he issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

     18. EXECUTION OF INSTRUMENTS

     18.1 Execution: Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by.

     (a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

     (b) any two directors

         and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any director or directors, officer or officers, or any person or person, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

     18.2 Seal: The corporate seal (if any) of the Corporation may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

     18.3 Definition: The term "contracts, documents or instrument in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

     18.4 Securities: In particular without limiting the generality of the foregoing:

     (a) the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

     (b) any two directors; or

     (c) any director or directors, officer or officers, or any person or person, on behalf of the Corporation appointed from time to time by resolution of the board of directors;

         shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

18.5 Signatures: The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or person, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, "be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shell be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

     19. FINANCIAL YEAR

     19.1 Year End: The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolutions determine.

     20. BORROWING

     20.1 Borrowing: Subject to the provisions of the Act, the directors may from time to time authorize the Corporation to:

     (a) borrow money on the credit of the Corporation;

     (b) issue, resell, sell or pledge debt obligations of the Corporation;

     (c) subject to section 44 of the Act give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

     (d) mortgage, charge, hypothecate, pledge or otherwise create a security interest on all or any property of the Corporation, owned or subsequently acquired to secure any obligation of the Corporation; and

     (e) give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security or otherwise.

     20.2 The directors may make any bonds, debentures or other debt obligations issued by the Corporation by their terms assignable free from any equities between the Corporation and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

     20.3 The directors may authorize the issue of any bonds, debentures or other debt obligations of the Corporation at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending and voting at general meetings of the Corporation and otherwise as the directors may determine at or before the time of issue.

20.4 The Corporation shall keep or cause to be kept at its registered office in accordance with the Act a register of its debentures and a register of debenture holders, which registers may be combined, and, subject to the provisions of the Act, may keep or cause to be kept one or more branch registers of its debenture holders at such place or places as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions a&they think fit respecting the keeping of such branch registers.

     20.5 Every bond, debenture or other debt obligation of the Corporation shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Corporation or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof

     20.6 The Corporation shall keep or cause to be kept a register of its indebtedness to every director or officer of the Corporation or an associate of any of them in accordance with the provisions of the Act.

     21. DISCLOSURE OF INTEREST OF DIRECTORS

     21.1 Conflicts; A director who is in any way, directly or indirectly, interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director, as the case may be, in accordance with the provisions of the Act.

     21.2 A director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Act, the prohibitions contained in this by-law shall not apply to:

     (a) any contract or transaction relating to a loan to the Corporation, the repayment of all or part of which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

     (b) any contract or transaction made, or to be made with or for the benefit of an affiliated corporation of which a director is a director or officer;

(c) any contract by a director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or any contract, arrangement or transaction in which a director is, directly or indirectly interested if all the other directors are also, directly or indirectly interested in the contract, arrangement or transaction;

(d)      determining the remuneration of the directors in that capacity;

     (e) purchasing and maintaining insurance to cover directors against liability incurred by them as directors; or

     (f)  the indemnification of any director by the Corporation.

     These exceptions may from time to time be suspended or amended to any extent approved by the Corporation in general meeting and permitted by the Act, either generally or in respect of any particular contract or transaction or for any particular period.

21.3 The interest of a director in any matter described in this by-law or otherwise shall not affect such director's alternate director and such alternate director may he counted in a quorum and may vote upon such matter notwithstanding disqualification of the director, nor shall a disqualification of an alternate director affect the ability of a director to be counted in a quorum or to vote on a matter in which such director's alternate director shall be disqualified.

21.4 A director may hold any office or position with the Corporation, other than the office of auditor of the Corporation, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or position or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Act, no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be liable to be voided by reason thereof.

21.5 Subject to compliance with the provisions of the Act, a director or his firm may act in a professional capacity for the Corporation and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

21.6 A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Act, such director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.

          MADE by resolution of the Board of Directors on the lst day of November, 1998.



                                     --------------------------------------
                                     President

                                     --------------------------------------
                                     Secretary




         CONFIRMED by the Shareholders in accordance with the Canada Business Corporations Act on the 1st day of November, 1998.


                                     --------------------------------------
                                     Secretary


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